Exhibit 99.1

Cambium Learning Group Reports Third Quarter 2015 Financial Results

Technology-Enabled Strategy Successfully Transforming Business Model

Bookings in Most Seasonally Important Quarter Grow 6%, on Track for Full-Year Objectives

Technology-Enabled Products Trending toward Double Digit Growth in 2015

YTD Cash Income Grows 26% YoY as Higher Bookings and Margins Absorb Higher Capital Investments

Learning A-Z Segment Third Quarter Bookings Increased 27% and Cash Income Increased 25%

DALLAS, Texas November 12, 2015—Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its third quarter ended September 30, 2015.

“Cambium Learning Group’s third quarter results demonstrate that our strategy to transform our company by putting technology-enabled solutions into students’ hands is working,” said John Campbell, chief executive officer of Cambium Learning Group. “In the highest volume quarter of the year, we recorded accelerating Bookings and expanding Adjusted EBITDA and Cash Income margins, keeping us on track to achieve our full-year objectives given this solid back-to-school build and the growth of our emerging, more profitable business model. Learning A-Z led this growth in the quarter with Bookings up 27%, Adjusted EBITDA up 15%, and Cash Income up 25%. All of our technology-enabled brands are growing and are also receiving external recognition. We have confirmed our confidence in our 2015 objectives.”

Because Cambium Learning Group’s business is highly seasonal, management measures results primarily on a year-to-date basis. For the nine months ended September 30, 2015, the Company reported improvements over prior year in Bookings, GAAP net revenues, Adjusted EBITDA and Cash Income.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2015	2014	$ Change	2015	2014	$ Change
GAAP net revenues	$40.3	$41.1	$(0.8)	$109.3	$108.5	$0.8
GAAP net income (loss)	2.0	1.0	1.0	1.5	(6.9)	8.4
EBITDA	11.2	11.2	—	28.6	23.2	5.4
Adjusted EBITDA	11.4	11.1	0.3	28.9	23.8	5.1

Bookings	$68.5	$64.4	$4.1	$122.4	$117.0	$5.5
Cash income	30.7	28.1	2.6	23.9	18.9	5.0

As part of the business’ seasonality, Bookings historically peak during the third quarter, which represents by far the preponderance of Bookings, revenue, and income each year.

Nine Months Ended September 30, 2015 Financial Highlights

•

Bookings for the first nine months of 2015 increased by 5% to $122.4 million compared with $117.0 million in the first nine months of 2014, led by Learning A-Z’s growth of 23% versus the prior year’s first nine months.

•

GAAP net revenues for the nine months ended September 30, 2015 increased by 1% to $109.3 million compared with $108.5 million in 2014. GAAP net revenues by segment for the nine months ended September 30, 2015, and the change from the same period of 2014, were as follows:

o	Learning A–Z™—$39.9 million, increased $8.1 million or 25%
o	Voyager Sopris Learning™—$54.8 million, decreased ($8.7) million or (14%)

Cambium Learning Group, Inc./Page 2

o	ExploreLearning®—$14.5 million, increased $1.4 million or 11%
•

Adjusted EBITDA was $28.9 million, increasing $5.1 million from $23.8 million in 2014. The Company continues to see EBITDA improvement attributable to revenue favorability, increasing contributions from the Company’s higher margin technology-enabled products, and lower costs in the Voyager Sopris Learning segment as a result of last year’s actions to right-size cost structure in slower-growing or declining areas of the Company.

•

Cash Income was $23.9 million, $5.0 million better than the $18.9 million reported in the nine months ended September 30, 2014. The benefits of higher Bookings and improving margins were partially offset by higher capital expenditures. These capital expenditures reflect planned investments in product development and totaled $15.1 million in the nine months ended September 30, 2015 versus $13.0 million in the nine months ended September 30, 2014.

•

Cash Income for Learning A-Z was $19.7 million in the nine months ended September 30, 2015, an increase of $3.5 million versus the nine months ended September 30, 2014. The increase in cash income was primarily due to a 23% increase in Bookings.

•

The Company had cash and cash equivalents of $33.5 million at September 30, 2015. During the nine months ended September 30, 2015, cash provided by operations was $15.2 million, cash used in investing activities was $15.5 million, and cash used in financing activities was $0.6 million.

Third Quarter 2015 Financial Highlights

•

Bookings for the third quarter of 2015 increased by 6% to $68.5 million compared with $64.4 million in the third quarter of 2014, led by Learning A-Z’s growth of 27% versus the prior year third quarter.

•

GAAP net revenues for the third quarter of 2015 decreased by 2% to $40.3 million compared with $41.1 million in 2014. The decline is attributable to Voyager Sopris Learning, where Bookings declined and GAAP net revenue declined at an even faster pace due to the transition to technology-enabled products for which revenue is recognized more slowly than print products. GAAP net revenues by segment for the three months ended September 30, 2015, and the change from the same period of 2014, were:

o	Learning A–Z™—$13.7 million, increased $2.6 million or 24%
o	Voyager Sopris Learning™—$21.8 million, decreased ($4.1) million or (16%)
o	ExploreLearning®—$4.8 million, increased $0.7 million or 17%
•

Adjusted EBITDA was $11.4 million, increasing $0.3 million from $11.1 million in 2014. Offsetting the GAAP net revenue decline, the Company continues to see EBITDA improvement attributable to increasing contributions from the Company’s higher margin technology-enabled products and lower costs in the Voyager Sopris Learning segment as a result of last year’s actions to right-size the cost structure in slower-growing or declining areas of the Company.

•

Cash Income was $30.7 million, a 9% increase compared to $28.1 million in the third quarter of 2014. The benefits of improving margins and increased Bookings were partially offset by higher capital expenditures.  Capital expenditures totaled $5.3 million in the third quarter of 2015 versus $4.7 million in the third quarter of 2014.

Year to Date 2015 Segment Highlights

Bookings, Adjusted EBITDA, and Cash Income changes by segment for the three and nine months ended September 30, 2015, compared to the same period of 2014 were:

	Q3 - 2015 % Change			YTD - 2015 % Change
	Bookings	Adjusted EBITDA	Cash Income	Bookings	Adjusted EBITDA	Cash Income
Learning A-Z	27%	15%	25%	23%	23%	21%
Voyager Sopris LearningTM	(7)%	(14)%	(6)%	(5)%	1%	24%
ExploreLearning®	1%	51%	(5)%	1%	46%	(4)%
Shared Services		(1)%	3%		(5)%	(3)%
Cambium Learning Group, Inc.	6%	2%	9%	5%	21%	26%

Cambium Learning Group, Inc./Page 3

•	Bookings increased 5% from the nine months ended September 30, 2014. By segment:
o

Learning A-Z reported a 23% increase over prior year, with continued strong growth in its student-centric solutions, including Raz-Kids.com, Headsprout®, Writing A-Z and ReadyTest A-Z. All are student-centric solutions, and their growth demonstrates strong demand for products that put technology directly into students’ hands. Management’s full-year expectations for strong double-digit growth at Learning A-Z remain unchanged.

o

Voyager Sopris Learning reported a 5% decrease for the nine months ended September 30, 2015 versus prior year, with Bookings growth from newer technology-enabled subscription solutions such as LANGUAGE! ® Live and Kurzweil’s firefly offset by the expected decline of older legacy products. Voyager Sopris Learning also continues to experience success with its recently expanded and rereleased Step Up to Writing® program as school districts require quality programs to meet rigorous writing assessments. Management’s full-year expectations that Bookings will decline at lower rates than in the prior year remain unchanged.

o

ExploreLearning experienced a 1% increase over prior year — this segment’s order pacing can fluctuate from quarter to quarter due to large deal size and the timing of these renewals. Full-year expectations for low double-digit growth at ExploreLearning remain unchanged based on the forecasted strength of Bookings in the fourth quarter of 2015.

o	Technology-enabled Bookings grew 17% year over year.

The Company’s technology-enabled products continued to receive recognition from the marketplace, garnering 10 EDDIE awards from ComputED Gazette, with Learning A-Z receiving 6 awards and every Cambium Learning Group business unit winning at least one award. Additionally, Learning A-Z recently received two prestigious awards for the leveled content provided in its flagship reading product, Reading A-Z, which supports English language learners (ELLs). In addition to the CODiE™ award received in May from the Software Information and Industry Association (SIIA) for “Best ELL/World Language Acquisition Instructional Solution,” Learning A-Z also garnered a 2015 AAP REVERE Award for “Supplemental Resources, Resources for ELL.”  ExploreLearning was recognized by Tech & Learning magazine, which awarded Reflex with the Best Upgraded Product in the 33rd Annual Awards of Excellence.

2015 Outlook

Mr. Campbell concluded, “Our results to date put our 2015 objectives firmly within our sights, and we continue to focus on creating a platform for additional growth in 2016. The reinvestments of cash into high-return, technology-enabled opportunities through our development, marketing and sales programs are clearly paying off in driving growth and profitability. Moreover, this strategy is also increasing external recognition of our brands as representing excellence and as important, relevance and efficacy that are immediate to the ever changing challenges faced by students, teachers and districts in today’s education environment. Cambium Learning is successfully leveraging its position in the marketplace to create solutions specifically designed to combat and solve these challenges. Our aim remains to help every learner reach his or her full potential. We are gaining momentum in every sense, and our transformation is on track to create stronger growth and returns long term.”

With the largest volume quarter of the year now completed, management expects overall 2015 Bookings growth versus the prior year to approximate or be slightly higher than the 5% growth experienced in the first nine months of the year.  Orders of technology-enabled products were 65% of the year to date 2015 total and are expected to continue to expand as a percentage of the mix. By segment, the Company expects:

•	Continued strong double-digit Bookings growth in Learning A-Z
•	Low double-digit Bookings growth in ExploreLearning
•

A Bookings decline at Voyager Sopris Learning at a significantly lower percentage than 2014’s 20% decline owing to the continued transformation of the business unit.  Provided the Company’s strategies for Voyager Sopris Learning continue to progress on plan, this segment is expected to return to growth in 2016. The Company continues to pursue its strategic objectives to build a platform for growth in 2016.

Cambium Learning Group, Inc./Page 4

Conference Call

Management will conduct a conference call at 9 a.m. EST today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 855.899.0417 or 720.634.2941, passcode #63455146.

A replay will be available at 855.859.2056 or 404.537.3406, passcode # 63455146, until November 13, 2015. The webcast also will be archived on the Company’s Investor Relations pages.

Non-GAAP Financial Measures

Bookings, EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant purchase accounting, non-operational, or certain non-cash items from earnings. The Company uses Bookings, Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of Bookings, EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.

About Cambium Learning Group, Inc.

Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units: Learning A–Z (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education™ (www.kurzweiledu.com), and Voyager Sopris Learning™ (www.voyagersopris.com). Together, these business units provide breakthrough technology solutions for online learning and professional support; best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (NASDAQ: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K–12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company,

Cambium Learning Group, Inc./Page 5

the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc./Page 6

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues	$40,339	$41,144	$109,264	$108,467
Cost of revenues:
Cost of revenues	9,120	11,045	24,283	29,986
Amortization expense	4,434	4,695	12,712	13,213
Total cost of revenues	13,554	15,740	36,995	43,199
Research and development expense	2,935	2,745	7,827	8,090
Sales and marketing expense	11,722	11,015	32,845	31,680
General and administrative expense	5,120	5,039	15,537	14,676
Shipping and handling costs	457	666	879	1,266
Depreciation and amortization expense	1,001	1,050	2,994	3,150
Total costs and expenses	34,789	36,255	97,077	102,061
Income before interest, other income (expense) and income taxes	5,550	4,889	12,187	6,406
Net interest expense	(3,575)	(4,377)	(10,875)	(13,535)
Loss on extinguishment of debt	—	—	—	(570)
Other income, net	204	535	679	965
Income (loss) before income taxes	2,179	1,047	1,991	(6,734)
Income tax expense	(213)	(52)	(517)	(146)
Net income (loss)	$1,966	$995	$1,474	$(6,880)
Net income (loss) per common share:
Basic	$0.04	$0.02	$0.03	$(0.15)
Diluted	$0.04	$0.02	$0.03	$(0.15)
Average number of common shares and equivalents outstanding:
Basic	45,562	45,664	45,513	45,663
Diluted	47,103	45,753	46,744	45,663

Cambium Learning Group, Inc./Page 7

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,513	$34,387
Accounts receivable, net	28,876	14,304
Inventory	4,754	5,337
Restricted assets, current	1,345	1,345
Other current assets	10,750	8,168
Total current assets	79,238	63,541
Property, equipment and software at cost	58,332	51,298
Accumulated depreciation and amortization	(35,784)	(30,442)
Property, equipment and software, net	22,548	20,856
Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	3,307	5,209
Acquired publishing rights, net	1,785	2,762
Other intangible assets, net	3,548	4,499
Pre-publication costs, net	16,604	15,070
Restricted assets, less current portion	3,296	4,152
Other assets	7,609	7,635
Total assets	$185,777	$171,566

Cambium Learning Group, Inc./Page 8

Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,121	$1,076
Accounts payable	3,561	1,612
Accrued expenses	15,703	17,432
Deferred revenue, current	71,505	61,788
Total current liabilities	91,890	81,908
Long-term liabilities:
Long-term debt	139,820	139,723
Capital lease obligations, less current portion	96	943
Deferred revenue, less current portion	12,690	9,409
Other liabilities	14,020	14,638
Total long-term liabilities	166,626	164,713
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at September 30, 2015 and December 31, 2014)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 52,142 and 52,006 shares issued, and 45,611 and 45,474 shares outstanding at September 30, 2015 and December 31, 2014, respectively)	52	52
Capital surplus	284,917	284,243
Accumulated deficit	(341,176)	(342,650)
Treasury stock at cost (6,532 shares at September 30, 2015 and December 31, 2014)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(3,748)	(3,916)
Accumulated other comprehensive loss	(3,748)	(3,916)
Total stockholders' equity (deficit)	(72,739)	(75,055)
Total liabilities and stockholders' equity (deficit)	$185,777	$171,566

Cambium Learning Group, Inc./Page 9

Cambium Learning Group, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Cash Income

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2015	2014	2015	2014
Net income (loss)	$1,966	$995	$1,474	$(6,880)
Reconciling items between net loss and EBITDA:
Depreciation and amortization expense	5,435	5,745	15,706	16,363
Net interest expense	3,575	4,377	10,875	13,535
Income tax expense	213	52	517	146
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,189	11,169	28,572	23,164
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(204)	(535)	(679)	(965)
Loss on extinguishment of debt	—	—	—	570
Merger, acquisition and disposition activities	199	346	552	689
Stock-based compensation and expense	192	135	486	383
Adjusted EBITDA	11,376	11,115	28,931	23,841
Change in deferred revenues	28,299	24,436	12,998	9,300
Change in deferred costs	(3,694)	(2,745)	(2,915)	(1,182)
Capital expenditures	(5,275)	(4,667)	(15,107)	(13,027)
Cash income	$30,706	$28,139	$23,907	$18,932

Cambium Learning Group, Inc./Page 10

Cambium Learning Group, Inc. and Subsidiaries

Reconciliation of Bookings to Net Revenues by Segment - 2015

(unaudited)

	Three Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$28,164	$29,780	$10,545	$68,489
Change in deferred revenues	(14,430)	(8,111)	(5,758)	(28,299)
Other	(1)	151	(1)	149
Net revenues	$13,733	$21,820	$4,786	$40,339

	Nine Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$45,851	$60,774	$15,820	$122,445
Change in deferred revenues	(5,905)	(5,804)	(1,289)	(12,998)
Other	(16)	(139)	(28)	(183)
Net revenues	$39,930	$54,831	$14,503	$109,264

Reconciliation of Net Income to Cash Income by Segment - 2015

(unaudited)

	Three Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income	$6,663	$6,302	$1,376	$(12,375)	$1,966
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	5,435	5,435
Net interest expense	—	—	—	3,575	3,575
Income tax expense	—	—	—	213	213
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	6,663	6,302	1,376	(3,152)	11,189
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(204)	(204)
Merger, acquisition and disposition activities	—	—	—	199	199
Stock-based compensation and expense	47	68	24	53	192
Adjusted EBITDA	6,710	6,370	1,400	(3,104)	11,376
Change in deferred revenues	14,430	8,111	5,758	—	28,299
Change in deferred costs	(1,603)	(1,553)	(538)	—	(3,694)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	19,537	12,928	6,620	(3,104)	35,981
Capital expenditures − pre-publication costs	(1,327)	(741)	(181)	—	(2,249)
Capital expenditures − software development costs	(565)	(1,274)	(390)	—	(2,229)
Capital expenditures − general expenditures	(384)	(180)	(112)	(121)	(797)
Cash income	$17,261	$10,733	$5,937	$(3,225)	$30,706

Cambium Learning Group, Inc./Page 11

	Nine Months Ended September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$20,730	$13,098	$4,788	$(37,142)	$1,474
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	15,706	15,706
Net interest expense	—	—	—	10,875	10,875
Income tax expense	—	—	—	517	517
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	20,730	13,098	4,788	(10,044)	28,572
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(679)	(679)
Merger, acquisition and disposition activities	—	—	—	552	552
Stock-based compensation and expense	125	158	61	142	486
Adjusted EBITDA	20,855	13,256	4,849	(10,029)	28,931
Change in deferred revenues	5,905	5,804	1,289	—	12,998
Change in deferred costs	(1,075)	(1,667)	(173)	—	(2,915)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	25,685	17,393	5,965	(10,029)	39,014
Capital expenditures − pre-publication costs	(3,591)	(2,422)	(488)	—	(6,501)
Capital expenditures − software development costs	(1,521)	(3,945)	(1,218)	—	(6,684)
Capital expenditures − general expenditures	(861)	(502)	(225)	(334)	(1,922)
Cash income	$19,712	$10,524	$4,034	$(10,363)	$23,907

Cambium Learning Group, Inc./Page 12

Cambium Learning Group, Inc. and Subsidiaries

Deferred Revenue by Segment – 2015

(unaudited)

	September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred revenue, current	$37,701	$18,770	$15,034	$71,505
Deferred revenue, less current portion	4,776	5,357	2,557	12,690
Deferred revenue	$42,477	$24,127	$17,591	$84,195

Deferred Costs by Segment - 2015

(unaudited)

	September 30, 2015
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred costs, current	$3,736	$2,948	$1,369	$8,053
Deferred costs, less current portion	482	883	233	1,598
Deferred costs	$4,218	$3,831	$1,602	$9,651

Reconciliation of Bookings to Net Revenues by Segment - 2014

(unaudited)

	Three Months Ended September 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$22,103	$31,865	$10,470	$64,438
Change in deferred revenues	(10,987)	(7,077)	(6,372)	(24,436)
Other	—	1,142	—	1,142
Net revenues	$11,116	$25,930	$4,098	$41,144

	Nine Months Ended September 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$37,279	$64,008	$15,680	$116,967
Change in deferred revenues	(5,448)	(1,392)	(2,460)	(9,300)
Other	15	886	(101)	800
Net revenues	$31,846	$63,502	$13,119	$108,467

Cambium Learning Group, Inc./Page 13

Reconciliation of Net Income (Loss) to Cash Income by Segment - 2014

(unaudited)

	Three Months Ended September 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$5,787	$7,383	$913	$(13,088)	$995
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	5,745	5,745
Net interest expense	—	—	—	4,377	4,377
Income tax expense	—	—	—	52	52
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	5,787	7,383	913	(2,914)	11,169
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(535)	(535)
Merger, acquisition and disposition activities	—	—	—	346	346
Stock-based compensation and expense	38	39	17	41	135
Adjusted EBITDA	5,825	7,422	930	(3,062)	11,115
Change in deferred revenues	10,987	7,077	6,372	—	24,436
Change in deferred costs	(1,022)	(1,160)	(563)	—	(2,745)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	15,790	13,339	6,739	(3,062)	32,806
Capital expenditures − pre-publication costs	(1,280)	(757)	(143)	—	(2,180)
Capital expenditures − software development costs	(388)	(1,150)	(325)	(31)	(1,894)
Capital expenditures − general expenditures	(303)	(54)	(13)	(223)	(593)
Cash income	$13,819	$11,378	$6,258	$(3,316)	$28,139

Cambium Learning Group, Inc./Page 14

	Nine Months Ended September 30, 2014
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$16,859	$12,965	$3,265	$(39,969)	$(6,880)
Reconciling items between net loss and EBITDA:
Depreciation and amortization expense	—	—	—	16,363	16,363
Net interest expense	—	—	—	13,535	13,535
Income tax expense	—	—	—	146	146
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	16,859	12,965	3,265	(9,925)	23,164
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(965)	(965)
Loss on extinguishment of debt	—	—	—	570	570
Merger, acquisition and disposition activities	—	—	—	689	689
Stock-based compensation and expense	104	114	46	119	383
Adjusted EBITDA	16,963	13,079	3,311	(9,512)	23,841
Change in deferred revenues	5,448	1,392	2,460	—	9,300
Change in deferred costs	(838)	(259)	(85)	—	(1,182)
Adjusted EBITDA excluding effect of deferred revenues and deferred costs	21,573	14,212	5,686	(9,512)	31,959
Capital expenditures − pre-publication costs	(3,331)	(2,264)	(424)	—	(6,019)
Capital expenditures − software development costs	(1,073)	(3,167)	(776)	(31)	(5,047)
Capital expenditures − general expenditures	(930)	(262)	(271)	(498)	(1,961)
Cash income	$16,239	$8,519	$4,215	$(10,041)	$18,932